UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2017

TriLinc Global Impact Fund, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

The information provided in Item 2.03 below is hereby incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On July 3, 2017, TriLinc Global Impact Fund Cayman, Ltd. (“TGIFC”), a wholly owned subsidiary of TriLinc Global Impact Fund, LLC (the “Company”), entered into a $10.5 million Facility Agreement (the “Facility Agreement”) with Micro, Small & Medium Enterprises Bonds S.A. (“MSMEB”) as Lender and Symbiotics SA as Servicer.  TGIFC may request an additional $39.5 million under the Facility Agreement, subject to the conditions precedent set forth in the Facility Agreement, including availability of funding.  Borrowings under the Facility Agreement will be used to pursue the Company’s investment strategy and for general corporate purposes.

The Facility Agreement has an interest rate of 4.65% per annum plus the three month London Interbank Offered Rate and will be payable quarterly in arrears within 15 days after the end of each calendar quarter. The interest rate shall not exceed the maximum rate of non-usurious interest permitted by applicable law, with excess interest to be applied to the principal amount of the note.

The entire principal balance under the Facility Agreement (and any unpaid interest) is due in one balloon payment on July 7, 2020, which is the third anniversary of the issuance date (the “Maturity Date”). The principal balance under the Facility Agreement may be voluntarily prepaid, in whole or in part, prior to the Maturity Date, subject to a prepayment premium of 1.00% of the prepayment amount if the voluntary prepayment is made prior to July 3, 2019.

In October, 2016, the Company transferred all of the shares of all of its wholly owned subsidiaries (the “Subsidiaries”) to TGIFC.  The Subsidiaries own all of the Company’s investments.  TGIFC’s obligations under the Facility Agreement is secured by an equitable mortgage pursuant to the Equitable Mortgage Over Shares by and between TGIFC and MSMEB, dated as of July 3, 2017 (the “Equitable Mortgage”) granting the holders of the Facility Agreement a mortgage over a pro rata amount of the issued and outstanding shares of the Subsidiaries. While the collateral initially pledged under the Equitable Mortgage greatly exceeds the amount funded under the Facility Agreement based on the current net asset value of the Company’s investments held by the Subsidiaries, the Company may issue more shares of TGIFC to secure further financing obligations as long as the pro rata value of TGIFC shares (based on the aggregate net asset value of the investments held by the Subsidiaries) is equal to at least the outstanding amount due and payable under the Facility Agreement.  The Facility Agreement and the Equitable Mortgage contain representations, warranties and covenants customary for financing and mortgage arrangements of this type.

The foregoing description of the Facility Agreement and the Equitable Mortgage does not purport to be complete and is qualified in its entirety by reference to the full text of the Facility Agreement and the Equitable Mortgage attached hereto as Exhibits 10.1 and 10.2, respectively.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No. Description

10.1	Facility Agreement among TriLinc Global Impact Fund Cayman, Ltd., Micro, Small & Medium Enterprises Bonds S.A., and Symbiotics SA, dated as of July 3, 2017.

10.2 Equitable Mortgage Over Shares by and between TriLinc Global Impact Fund Cayman, Ltd. and Micro, Small & Medium Enterprises Bonds S.A., dated as of July 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

July 7, 2017	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Facility Agreement among TriLinc Global Impact Fund Cayman, Ltd., Micro, Small & Medium Enterprises Bonds S.A., and Symbiotics SA, dated as of July 3, 2017.
10.2	Equitable Mortgage Over Shares by and between TriLinc Global Impact Fund Cayman, Ltd. and Micro, Small & Medium Enterprises Bonds S.A., dated as of July 3, 2017